EXHIBIT 16.1

LETTER FROM HASKELL & WHITE LLP



March 5, 2002



Mr. Charles Lincoln, CEO
Columbialum Staffing, Inc.
(formerly Columbialum, Ltd.)
310 E. Harrison St.
Tampa, Fl 33602

Dear Mr. Lincoln:

This is to confirm that the client-auditor relationship between Columbialum Staffing, Inc. (formerly Columbialum, Ltd.) and Haskell & White LLP has ceased.

Very truly yours,

/s/ Haskell & White LLP
-------------------------
HASKELL & WHITE LLP


cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N.W.
      Washington, DC 20549